                                                                    Exhibit 3.25
================================================================================

                                                                         A477951

                              State of California

                                [GRAPHIC OMITTED]

                         THE GREAT SEAL OF THE STATE OF
                                     EUREKA
                                   CALIFORNIA

                               SECRETARY OF STATE

                              CORPORATION DIVISION

      I, BILL JONES, Secretary of State of the State of California hereby certify:

      That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                                   IN WITNESS WHEREOF, I execute
                                                     this certificate and affix
                                                     the Great Seal of the State
                                                     of California this

                                                     Jun 28 1996
                                                   -----------------------------


                                                   /s/ Bill Jones

                                                   Secretary of State

THE GREAT SEAL OF THE STATE OF
           EUREKA
         CALIFORNIA

Sec/State Form CE-107(rev 9/95)
================================================================================

                                            A477951
                                                          ENDORSED
                                                           FILED
                                         in the office of the Secretary of State
                                                of the State of California

                                                       JUN 21 1996

                                                    /s/ Bill Jones
                                            BILL JONES, Secretary of State

                                    RESTATED
                          ARTICLES OF INCORPORATION OF

                           SENTRY PARKING CORPORATION

            RICHARD E. WILSON, JR., and VELDREE R. LIESEGANG certify that:

            1. They are the President and the Secretary, respectively, of SENTRY PARKING CORPORATION, a California corporation.

            2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

            FIRST: The name of this corporation is: SENTRY PARKING CORPORATION.

            SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THIRD: This corporation is authorized to issue only one class of shares of stock, which shall be designated "Common shares", and the total number of shares which the corporation is authorized to issue is One Hundred Thousand (100,000).

            FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            FIFTH: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

            SIXTH: This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

            3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate are true and correct of our own knowledge.

      DATED: March 27, 1996.


                               /s/ Richard E. Wilson
                               -----------------------
                               RICHARD E. WILSON, JR.,
                               President


                               /s/ Veldree R. Liesegang
                               ------------------------
                               VELDREE R. LIESEGANG,
                               Secretary

================================================================================
                              STATE OF CALIFORNIA

                         THE GREAT SEAL OF THE STATE OF
                                     EUREKA
                                   CALIFORNIA

                                 OFFICE OF THE
                               SECRETARY OF STATE

      I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

      That the annexed transcript has been compared with the RECORD on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                           IN WITNESS WHEREOF, I execute this
                                             certificate and affix the Great
                                             Seal of the Slate of California
                                             this

                                                                    MAR 4 - 1975
                                           -------------------------------------

                                                               /s/ March Fong Eu

                                                              Secretary of State

THE GREAT SEAL OF THE STATE OF
           EUREKA
         CALIFORNIA

================================================================================

                                                        731834
                                                        ENDORSED
                                                         FILED
                                        in the office of the Secretary of State
                                              of the State of California
                                                      MAR 3 - 1975

                                            MARCH FONG EU, Secretary of State

                                                    Janet E. Jauregui
                                                         Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                           SENTRY PARKING CORPORATION

            FIRST: The name of this corporation shall be:
                   SENTRY PARKING CORPOPATION

            SECOND: The purposes for which this corporation is formed are:

                  (a) Primarily to engage in the specific business of leasing and operating parking facilities.

                  (b) To acquire, buy, sell, construct, hold, own, encumber, improve, lease, let, hire, exchange and generally deal in real property, personal property, goods, wares and merchandise of any and every kind, and description, and all rights thereto and interests therein, in every manner permitted by law.

                  (c) To enter into joint ventures, partnerships, trust or other forms of business organization which such joint venture, partnership, trust or other form of business organization is used to carry on and transact any and all business which this corporation itself could carry on and transact; to enter into such form of business organization as general partner, limited partner or otherwise; to participate in any transaction in such joint venture, partnership, trust or other business organization by and through officers, agents, employees, attorneys or other persons delegated by this corporation to act for it in such business venture.

                  (d) To borrow money in any manner and amount authorized by law, and to evidence such indebtedness by bonds, notes, debentures or other appropriate instruments, and to execute mortgages, deeds of trust, security agreements or pledges of and upon the whole or any part of the real and personal property of this corporation for the purpose of securing the payment of such indebtedness, to guarantee the obligations of persons, firms, and corporations whenever expedient or convenient to promote the interests of this corporation.

                  (e) To engage in any business related or unrelated to those described in clauses (a) through (d) of this Article SECOND and from time to time authorized or approved by the Board of Directors of this corporation.

                  (f) To have and exercise all rights and powers from time to time granted to a corporation by law.

            The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.


                                       2.

            THIRD: The county in the State of California where the principal office for the transaction of the business of the corporation is located in the County of Los Angeles.

            FOURTH:
                  (a) The number of directors of the corporation is three (3).

                  (b) The names and addresses of the persons who are appointed to act as first directors are:

                  RICHARD C. GREENBERG
                  515 South Flower Street, Suite 4400
                  Los Angeles, California 90071

                  JEAN SAVASKY
                  515 South Flower Street, Suite 4400
                  Los Angeles, California 90071

                  CAROLYN BAUGH
                  515 South Flower Street, Suite 4400
                  Los Angeles, California 90071

            FIFTH: This corporation is authorized to issue only one class of shares of stock. The total number of shares which the corporation is authorized to issue is One Hundred Thousand (100,000) shares. The aggregate par value of said shares is One Hundred Thousand Dollars ($100,000), and the par value of each share is One Dollar ($1.00). No distinction shall exist between the shares of the corporation or the holders thereof.


                                        3.

            IN WITNESS WHEREOF, the undersigned and above named incorporators and first directors of this corporation have executed these Articles of Incorporation this 21st day of February, 1975.


                                       /s/ Richard C. Greenberg
                                       ------------------------
                                       RICHARD C. GREENBERG

                                       /s/ Jean Savasky
                                       ------------------------
                                       JEAN SAVASKY

                                       /s/ Carolyn Baugh
                                       ------------------------
                                       CAROLYN BAUGH

STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF LOS ANGELES    )

            On this day, the 21st day of February, 1975, before me, the undersigned, a notary public in and for said County and State, personally appeared RICHARD C. GREENBERG, JEAN SAVASKY and CAROLYN BAUGH known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

            WITNESS my hand and official seal.

[NOTARIAL SEAL]

                                       /s/ [ILLEGIBLE]
                                       ------------------------
                                       Notary Public in and for
                                        said County and State